SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT – November 12, 2003

(Date of Earliest Event Reported)

COLUMBIA LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code: (973) 994-3999

Item 9.    Regulation FD Disclosure

On November 12, 2003, Columbia Laboratories, Inc. (“Columbia”) issued a press release setting forth Columbia’s third-quarter and nine-month results of operations for 2003. A copy of Columbia’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

On November 12, 2003, Columbia Laboratories, Inc. (“Columbia”) issued a press release announcing the start of a multicenter United States clinical trial designed to prevent preterm delivery in pregnant women who are at increased risk for preterm birth. A copy of Columbia’s press release is attached hereto as Exhibit 99.2 and is incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2003

COLUMBIA LABORATORIES, INC.

By:	/s/ DAVID L. WEINBERG

David L. Weinberg Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX 99.1	Press Release dated November 12, 2003.Setting forth Columbia’s third-quarter and nine-month results of operations for 2003.

EX 99.2	Press Release dated November 12, 2003. Announcing the start of a multicenter United States clinical trial designed to prevent preterm delivery in pregnant women who are at increased risk for preterm birth.

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